Exhibit 99.1
Stabilis Solutions Reports First Quarter 2022 Results
Houston, May 4, 2022 — Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (NASDAQ: SLNG), an energy transition company that provides turnkey clean energy production, storage, transportation and fueling solutions primarily using liquefied natural gas (“LNG”) to multiple end markets across North America, today reported its financial results for its first quarter ended March 31, 2022.
For the first quarter ended March 31, 2022, Stabilis reported revenues of $23.0 million. Revenues from the Company’s LNG segment and power delivery segments were $20.3 million and $2.8 million respectively.
Westy Ballard, President and CEO, commented “Revenue in the quarter was strong across multiple end markets including distributed power, mining, and oil & gas. Our Mexico business was also strong, and we began seeing an increase in demand from the aerospace industry, one of our key growth drivers.”
Net loss for the quarter was $0.4 million compared to a net loss of $2.3 million in the fourth quarter of 2021.
Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") a non-GAAP measure, was $2.0 million for the quarter, compared to $0.9 million in the fourth quarter of 2021.
Net cash provided by operating activities was $2.2 million during the quarter and total liquidity at March 31, 2022 was $4.5 million consisting of cash and available credit under the Company’s loan facility.
Ballard continued, “We are beginning to see the results of our business optimization initiative which we implemented in the fourth quarter of last year. Our focus on creating efficiencies and improving the performance of our core LNG business resulted in better customer pricing, improved project execution and more efficient management of labor and capital. As a result, we saw improved profitability in Q1 compared to the second half of 2021 in spite of significant inflationary pressures. In addition to the optimization of our existing business, we continue to work on a number of exciting growth opportunities including marine bunkering and aerospace and we look forward to providing additional updates soon.”

Conference Call:

Management will host a conference call on Thursday, May 5, 202 at 10:00 a.m. eastern time (9:00 a.m. central).

Dial-in Information
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Replay Information
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About Stabilis
Stabilis Solutions, Inc. is an energy transition company that provides turnkey clean energy production, storage, transportation and fueling solutions primarily using liquefied natural gas ("LNG") to multiple end markets across North America. To learn more, visit www.stabilis-solutions.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.
Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2022 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries
Selected Consolidated Operating Results
(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenue
LNG product	$16,785	$17,772	$11,695
Rental, service and other	3,482	3,108	4,425
Power delivery	2,766	2,865	1,544
Total revenues	23,033	23,745	17,664
Operating expenses:
Costs of LNG product	12,744	15,031	8,812
Costs of rental, service and other	2,760	2,884	2,751
Costs of power delivery	2,113	2,144	1,160
Selling, general and administrative expenses	3,566	3,750	2,715
Gain from disposal of fixed assets	(80)	—	—
Depreciation expense	2,322	2,292	2,225
Total operating expenses	23,425	26,101	17,663
Income (loss) from operations before equity income	(392)	(2,356)	1
Net equity income from foreign joint ventures' operations:
Income from equity investments in foreign joint ventures	161	879	421
Foreign joint ventures' operations related expenses	(74)	(171)	(67)
Net equity income from foreign joint ventures' operations	87	708	354
Income (loss) from operations	(305)	(1,648)	355
Other income (expense):
Interest expense, net	(154)	(149)	(17)
Interest expense, net - related parties	(31)	(136)	(173)
Other income (expense)	(45)	41	90
Total other income (expense)	(230)	(244)	(100)
Income (loss) before income tax expense	(535)	(1,892)	255
Income tax expense (benefit)	(129)	452	80
Net income (loss)	$(406)	$(2,344)	$175

Net income (loss) per common share:
Basic and diluted	$(0.02)	$(0.13)	$0.01
Weighted average number of common shares outstanding:
Basic and diluted	18,191,446	18,191,268	16,896,626

EBITDA	$1,972	$685	$2,670
Adjusted EBITDA	$1,972	$935	$2,670

Revenues by Segment
(Unaudited, in thousands)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenue
LNG	$20,267	$20,880	$16,120
Power Delivery	2,766	2,865	1,544
Total Revenue	$23,033	$23,745	$17,664

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$2,541	$2,060
Accounts receivable, net	8,890	10,323
Inventories, net	327	386
Prepaid expenses and other current assets	3,623	2,764
Total current assets	15,381	15,533
Property, plant and equipment:
Cost	103,407	101,827
Less accumulated depreciation	(49,515)	(47,140)
Property, plant and equipment, net	53,892	54,687
Goodwill	4,453	4,453
Investments in foreign joint ventures	12,524	12,325
Right-of-use assets and other noncurrent assets	353	338
Total assets	$86,603	$87,336
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,228	$5,556
Accrued liabilities	7,411	7,613
Current portion of long-term notes payable	883	963
Current portion of long-term notes payable - related parties	1,103	1,168
Current portion of finance and operating lease obligations	310	327
Total current liabilities	14,935	15,627
Long-term notes payable, net of current portion	7,788	7,753
Long-term notes payable, net of current portion - related parties	1,839	2,435
Long-term portion of finance and operating lease obligations	390	393
Other noncurrent liabilities	90	69
Total liabilities	25,042	26,277
Commitments and contingencies
Stockholders’ Equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,192,602 and 17,691,268 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	18	18
Additional paid-in capital	98,406	97,875
Accumulated other comprehensive income	728	351
Accumulated deficit	(37,591)	(37,185)
Total stockholders’ equity	61,561	61,059
Total liabilities and stockholders’ equity	$86,603	$87,336

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Cash flows from operating activities:
Net income (loss)	$(406)	$(2,344)	$175
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,322	2,292	2,225
Stock-based compensation expense	531	502	162
Bad debt expense	32	80	—
Gain on disposal of fixed assets	(80)	—	—
Income from equity investment in joint venture	(161)	(879)	(421)
Distributions from equity investment in joint venture	—	702	—
Change in operating assets and liabilities:
Accounts receivable	1,616	(2,772)	(707)
Due to related parties	—	—	15
Inventories	89	38	68
Prepaid expenses and other current assets	(667)	1,231	(200)
Accounts payable and accrued liabilities	(1,038)	366	1,268
Other	—	212	(22)
Net cash provided by (used in) operating activities	2,238	(572)	2,563
Cash flows from investing activities:
Acquisition of fixed assets	(918)	(865)	(298)
Proceeds on sales of fixed assets	100	35	—
Net cash used in investing activities	(818)	(830)	(298)
Cash flows from financing activities:
Proceeds from borrowings on short- and long-term notes payable	—	992	—
Payments on short- and long-term notes payable	(463)	(425)	(296)
Payments on notes payable and finance leases from related parties	(669)	(7)	(783)
Net cash provided by (used in) financing activities	(1,132)	560	(1,079)
Effect of exchange rate changes on cash	193	(36)	62
Net increase (decrease) in cash and cash equivalents	481	(878)	1,248
Cash and cash equivalents, beginning of period	2,060	2,938	1,814
Cash and cash equivalents, end of period	$2,541	$2,060	$3,062

Supplemental disclosure of cash flow information:
Interest paid	$198	$243	$162
Income taxes paid (refunds received)	(14)	94	5
Non-cash investing and financing activities:
Acquisitions of fixed assets included within accounts payable	$170	$314	$—
Deferred interest expense reclassified to notes payable	—	136	—
Equipment acquired from issuance of note payable	359	—	—
Equipment acquired under finance leases	—	—	104

Non-GAAP Measures
Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Net income (loss)	$(406)	$(2,344)	$175
Depreciation	2,322	2,292	2,225
Interest expense, net	185	285	190
Income tax expense (benefit)	(129)	452	80
EBITDA	1,972	685	2,670
Special items*	—	250	—
Adjusted EBITDA	$1,972	$935	$2,670

*    There were no special items for the three months ended March 31, 2022 and 2021, respectively. Special items in Q4 of 2021 consist of non-cash charges related to the write-off of engineering designs.

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Investor Contact:

Andrew Puhala
Chief Financial Officer
832-456-6502
ir@stabilis-solutions.com